Exhibit 23.2

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of DataLogic International, Inc. on Amendment No. 1 to Form SB-2 of our report dated March 31, 2006, on the financial statements of DataLogic International, Inc. as of December 31, 2005 and for the year then ended. We also consent to the use of Corbin & Company, LLP's name as it appears under the caption "Experts."



                                    /s/ Corbin & Company, LLP
                                    Corbin & Company, LLP
Irvine, California
August 15, 2006